Exhibit 99.2

Contact: For news media, Dan McCarthy, (610) 774-5758
For financial analysts, Tim Paukovits, (610) 774-4124

PPL Announces Significantly Higher Earnings Forecast;
8.7 Percent Dividend Increase on Oct. 1;
2-for-1 Stock Split

ALLENTOWN, Pa. (Aug. 2, 2005) — Based on solid 2005 operating performance and a dramatically improved earnings per share forecast, PPL Corporation (NYSE: PPL) Tuesday (8/2) announced an 8.7 percent increase in its common stock dividend, as well as a 2-for-1 common stock split.
William F. Hecht, PPL’s chairman and chief executive officer, said the company now is forecasting, for the remainder of this decade, a 6 to 7 percent compound annual growth rate in earnings per share. Previously, PPL had been forecasting long-term earnings growth of 3 to 5 percent.
“We have spent the last decade building a company — and a strategy — that increases value for our shareowners across a range of market conditions,” said Hecht. “This strategy has allowed PPL to provide consistent growth during the challenging markets of the past few years and now has us positioned to benefit from improving prospects in the competitive wholesale markets.”
Hecht said the new long-term growth forecast is largely based on the company’s opportunity to improve its margins from wholesale electricity sales as certain long-term contracts expire over the next several years.
“We are projecting continued solid financial performance from our delivery operations and superior results from our supply operations,” said Hecht. “Our forecast for improving energy supply margins is based on our outstanding generation fleet, which is compiling an availability record that is approaching the best in the industry.”
In conjunction with the reporting of its second quarter earnings today, the company announced its initial earnings forecast for 2006 — $4.30 to $4.50 per share. The $4.40 per share midpoint of this 2006 forecast represents a 7.3 percent increase from the midpoint of the company’s 2005 forecast for earnings per share from ongoing operations. (See separate news release: “PPL Reports Earnings for Second Quarter of 2005.”)
“Our forecast of improved financial performance is based on solid, visible prospects for growth reflecting our current assets and little or no increase in forward wholesale price levels over the remainder of the decade,” said Hecht. “We continue to pursue assets that will immediately add value for our shareowners and we believe it is possible that wholesale prices will increase above current projected levels. These factors, however, are not included in our projection of a 6 to 7 percent compound annual earnings growth rate.”

Dividend increased to $2.00 per share on annualized basis
As a result of solid operating performance and the improving growth forecasts, the company’s board of directors has approved a 4-cent per share increase in PPL’s quarterly common stock dividend to $0.50 per share, payable Oct. 1, 2005.
Hecht said the company now expects to reach its goal of a 50 percent dividend payout ratio in 2006, rather than in 2007, as previously announced. All future dividend decisions, Hecht noted, are subject to the board of directors’ quarterly dividend declarations based on the company’s financial position and other relevant considerations at the time.
With this latest announcement, PPL now has increased its dividend by 100 percent over the past six years.
Dividend levels will be adjusted to reflect the 2-for-1 stock split announced Tuesday.

Stock split
The stock split is the first for PPL since 1992 and will bring the company’s number of outstanding common shares to 380 million.
“The fact that PPL’s common stock is trading near its all-time high, combined with our strong current financial condition and excellent prospects for future growth, led to our decision to split the stock,” said Hecht. “A split can make a company’s stock attractive to a larger number of shareowners and also broaden the shareowner base.”
PPL common stock’s record high is $62.36 per share, achieved on May 23, 2001.
The split shares will be distributed on Aug. 24, to shareowners of record as of the close of business on Aug. 17, 2005. For the convenience of shareowners, the split shares will be issued using direct registration (book-entry). After Aug. 24, PPL shareowners will receive a statement reflecting their split shares along with information regarding direct registration from PPL’s transfer agent and registrar, Wells Fargo Bank, N.A.
“We believe that the actions we are announcing today have the potential to further improve the total return for PPL’s shareowners, who have enjoyed one of the best total returns in our industry over the past five years,” said Hecht. Over that period, PPL shareowners who have reinvested their dividends have experienced a total return of 177 percent, a level that is more than twice the average of the U.S. investor-owned utilities.
Hecht and other members of the PPL executive team will discuss second-quarter results, increased growth forecasts, the dividend increase, the stock split and other business issues in a meeting with financial analysts on Tuesday at 3 p.m. A webcast of that meeting, along with the slides to be presented at the meeting, will be available at www.pplweb.com. The webcast will be available for replay on the PPL Web site for 30 days.
PPL Corporation, headquartered in Allentown, Pa., controls about 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to nearly 5 million customers in Pennsylvania, the United Kingdom and Latin America. More information is available at www.pplweb.com.

(Note: All references to earnings per share in this release are stated in terms of diluted earnings per share.)

“Earnings from ongoing operations” excludes the impact of unusual items. Earnings from ongoing operations should not be considered as an alternative to reported earnings, or net income, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with PPL’s underlying earnings performance as another criterion in making their investment decisions. PPL’s management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements contained in this news release, including statements with respect to future earnings, energy prices, margins and sales, growth, dividends, asset acquisitions and generating capacity, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; political, regulatory or economic conditions in states, regions and countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary government permits, approvals and rate relief; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.